As filed with the U.S. Securities and Exchange Commission on September 10, 2021

Registration No. 333-256816

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

(Amendment No. 2)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MOUNT RAINIER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2029991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mount Rainier Acquisition Corp.
256 W. 38th Street, 15th Floor
New York, NY 10018
Tel: 212-785-4680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Kearney
Chief Executive Officer

Mount Rainier Acquisition Corp.
256 W. 38th Street, 15th Floor
New York, NY 10018
Tel: 212-785-4680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum	Thomas J. Poletti
Andrei Sirabionian	Veronica Lah
Loeb & Loeb LLP	Manatt, Phelps & Phillips LLP
345 Park Avenue	695 Town Center Drive, 14th Floor
New York, New York 10154	Costa Mesa, California 92626
(212) 407-4000	(714) 371-2500
(212) 407-4990 — Facsimile	(714) 371-2550 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value and one Warrant entitling the holder to purchase one-half of a share of common stock(2)	17,250,000	$10.00	$172,500,000	$18,820
Shares of common stock, $0.0001 par value, included as part of the units(3)	17,250,000	--	--	--	(4)
Warrants included as part of the units(3)	17,250,000	--	--	--	(4)
Total			172,500,000	$18,820	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes 2,250,000 units, consisting of 2,250,000 shares of common stock and 2,250,000 redeemable warrants with each warrant entitling the holder to purchase one-half of a share of common stock, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mount Rainier Acquisition Corp. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-256816) (as amended, the “Registration Statement”) as an exhibits-only filing to file the consent of Marcum LLP filed herewith as Exhibit 23.1 in order to update the consent previously filed with the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2*	Form of Business Combination Agreement
3.1*	Certificate of Incorporation.
3.2*	Form of Amended and Restated Certificate of Incorporation.
3.3*	Bylaws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
5.1*	Opinion of Loeb & Loeb LLP.
10.1*	Form of Letter Agreement from each of the Registrant’s Officers, Directors, the Sponsor and the Representative.
10.2*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
10.3*	Form of Promissory Note.
10.4*	Form of Registration Rights Agreement.
10.5*	Form of Subscription agreement for private units
10.6*	Form of Stock Escrow Agreement.
10.7*	Form of Administrative Services Agreement.
10.8*	Form of Indemnification Agreement.
14*	Code of Ethics.
23.1	Consent of Marcum
23.2*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of this Registration Statement).
99.1*	Audit committee charter
99.2*	Compensation committee charter
99.3*	Nominating committee charter
99.4*	Consent of Christina Favilla
99.5*	Consent of Otto Risbakk
99.6*	Consent of Jeffery Bistrong

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 10th day of September, 2021.

MOUNT RAINIER ACQUISITION CORP.

By:	/s/ Matthew Kearney
Name:	Matthew Kearney
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
Chief Executive Officer and Director
/s/ Matthew Kearney	(Principal Executive Officer)
Matthew Kearney		September 10, 2021
Chief Financial Officer
/s/ Young Cho	(Principal Financial and Accounting Officer)
Young Cho		September 10, 2021